Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference herein of our reports dated September 14, 2007 and October 19, 2007, included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-145341) and related prospectus of OSG America L.P.

/s/ Ernst & Young LLP

New York, New York
November 7, 2007